Exhibit 10.79
EXECUTION COPY
RESTRICTED STOCK AWARD AGREEMENT
          THIS AGREEMENT (the “Agreement”) is made effective as of                     , 2009 (the “Grant Date”), between ITC Holdings Corp., a Michigan corporation (hereinafter called the “Company”), and                                         , a member of the Board who is not an employee of the Company, hereinafter referred to as the “Grantee.” Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan (as defined below).
          WHEREAS, the Company desires to grant the Grantee shares of Common Stock, pursuant to the terms and conditions of this Agreement (the “Restricted Stock Award”) and the Amended and Restated 2003 Stock Purchase and Option Plan for Key Employees of the Company and Its Subsidiaries (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement).
          WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the shares of Common Stock provided for herein to the Grantee in connection with the director compensation policy for members of the Board that are not employees of the Company, and has advised the Company thereof and instructed the undersigned officer to grant said Restricted Stock Award;
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
          1. Grant of the Restricted Stock. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee [     ]1 shares of Common Stock (hereinafter called the “Restricted Stock”). The Restricted Stock shall vest and become nonforfeitable in accordance with Section 2 hereof.
          2. Vesting.
          (a) The Restricted Stock shall become 100% vested and nonforfeitable upon the earliest to occur on (i) March 31 of the third year following the Grant Date, (ii) the date the Grantee ceases to be a member of the Board other than due to removal from the Board for cause, or (iii) a Change of Ownership.
          (b) If, prior to the Restricted Stock becoming 100% vested and nonforfeitable pursuant to Section 2(a) hereof, the Grantee is removed as a member of the Board for cause, the Grantee shall forfeit the Restricted Stock without consideration therefor.
          3. Certificates.
          (a) Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in the Grantee’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Stock pursuant to Section 2. The

[1]	Number of shares determined by dividing $75,000 by 4 and by $[ ], the closing price per share of Common Stock reported on the New York Stock Exchange for the Grant Date.

Grantee hereby acknowledges and agrees that the Company shall retain custody of such certificate or certificates until the restrictions imposed by Section 2 on the Common Stock granted hereunder lapse. As a condition to the receipt of this Restricted Stock Award, the Grantee shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Stock. No certificates shall be issued for fractional shares.
          (b) As soon as practicable following the vesting of the Restricted Stock pursuant to Section 2, certificates for the Restricted Stock which shall have vested shall be delivered to the Grantee or to the Grantee’s legal guardian or representative along with the stock powers relating thereto.
          4. Rights as a Stockholder. The Grantee shall be the record owner of the Restricted Stock unless or until such Restricted Stock is forfeited pursuant to Section 2 hereof or is otherwise sold or disposed of as permitted under Section 6 of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company (including, without limitation, the payment of any dividends on the shares of Restricted Stock).
          5. Legend on Certificates. The Restricted Shares shall contain a legend stating that they are subject to transfer restrictions and shall be subject to such stop transfer orders and other restrictions as the Board may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Restricted Shares are listed, any applicable federal or state laws and the Company’s Articles of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          6. Transferability. The Restricted Stock may not, at any time prior to becoming vested pursuant to Section 2 or thereafter, be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with the provisions of this Agreement.
          7. Securities Laws. The Company may require the Grantee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. The granting of the Restricted Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.
          8. Grantee’s Continued Service on the Board. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Grantee guarantees that the Grantee will continue to serve as a member of the Board for any specified period of time.
          9. Change in Capitalization. If, prior to the time the restrictions imposed by Section 2 on the Restricted Stock granted hereunder lapse, the Company shall be reorganized, recapitalized or restructured, consolidated or merged with another corporation, or otherwise undergo a significant corporate event, (a) the Restricted Stock may be adjusted or cancelled and (b) any stock, securities or other property exchangeable for Common Stock pursuant to such reorganization, recapitalization, restructuring, consolidation, merger or other corporate event, shall be deposited with the Company and shall become subject to the restrictions and conditions of this Agreement to the same extent as if it had been the original property granted hereby, all pursuant to Sections 8 and 9 of the Plan.

          10. Payment of Taxes. The Grantee shall have full responsibility, and the Company shall have no responsibility, for satisfying any liability for any federal, state or local income or other taxes required by law to be paid with respect to such Restricted Stock, including upon the vesting of the Restricted Stock. In connection with the foregoing, the Grantee may, at his or her option, elect to recognize the fair value of the Restricted Stock upon the Grant Date pursuant to Section 83 of the Internal Revenue Code of 1986, as amended. The Grantee is hereby advised to seek his own tax counsel regarding the taxation of the grant of Restricted Stock made hereunder.
          11. Limitation on Obligations. The Company’s obligation with respect to the Restricted Stock granted hereunder is limited solely to the delivery to the Grantee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. This Restricted Stock Award shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement. In addition, the Company shall not be liable to the Grantee for damages relating to any delays in issuing the share certificates to him (or his designated entities), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
          12. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 12, either party may hereafter designate a different address for notices to be given to him. Any notice that is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 12. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service
          13. Governing Law. The laws of the State of Michigan shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
          14. Restricted Stock Award Subject to Plan. The Restricted Stock Award shall be subject to all terms and provisions of the Plan, to the extent applicable to the Restricted Stock. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.
          15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Continued on next page.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

ITC HOLDINGS CORP.

By:
	Name:	Daniel J. Oginsky
	Title:	Vice President and General Counsel

GRANTEE

Restricted Stock Agreement (Grant)